Exhibit 99.1

HubSpot Reports Strong Q4 and Full Year 2025 Results

Q4'25 revenue grew 20% on an as-reported basis and 18% in constant currency compared to Q4'24

Full year 2025 revenue grew 19% on an as-reported basis and 18% in constant currency compared to 2024

CAMBRIDGE, MA (February 11, 2026) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Financial Highlights:

Revenue

Fourth Quarter 2025:

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Total revenue was $846.7 million, up 20% on an as-reported basis and 18% in constant currency compared to Q4'24.
o
Subscription revenue was $829.0 million, up 21% on an as-reported basis compared to Q4'24.
o
Professional services and other revenue was $17.8 million, up 12% on an as-reported basis compared to Q4'24.

Full Year 2025:

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Total revenue was $3.13 billion, up 19% on an as-reported basis and 18% in constant currency compared to 2024.
o
Subscription revenue was $3.06 billion, up 19% on an as-reported basis compared to 2024.
o
Professional services and other revenue was $67.3 million, up 16% on an as-reported basis compared to 2024.

Operating Income (Loss)

Fourth Quarter 2025:

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GAAP operating margin was 5.7%, compared to (1.5%) in Q4'24.
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Non-GAAP operating margin was 22.6%, compared to 18.9% in Q4'24.
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GAAP operating income was $48.2 million, compared to operating loss of ($10.8) million in Q4'24.
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Non-GAAP operating income was $191.0 million, compared to $133.1 million in Q4'24.

Full Year 2025:

●
GAAP operating margin was 0.2%, compared to (2.6%) in 2024.
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Non-GAAP operating margin was 18.6%, compared to 17.5% in 2024.
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GAAP operating income was $7.4 million, compared to operating loss of ($67.6) million in 2024.
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Non-GAAP operating income was $581.9 million, compared to $460.2 million in 2024.

Net Income

Fourth Quarter 2025:

●
GAAP net income was $54.4 million, or $1.04 per basic and diluted share, compared to $4.9 million, or $0.10 per basic and $0.09 per diluted share in Q4'24.
●
Non-GAAP net income was $162.5 million, or $3.10 per basic and $3.09 per diluted share, compared to $124.9 million, or $2.42 per basic and $2.32 per diluted share in Q4'24.
●
Weighted average basic and diluted shares outstanding for GAAP net income per share was 52.5 million, compared to 51.7 million basic and 52.2 million diluted shares in Q4'24.

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●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 52.5 million, compared to 51.7 million and 53.9 million, respectively in Q4'24.

Full Year 2025:

●
GAAP net income was $45.9 million, or $0.88 per basic and $0.86 per diluted share, compared to $4.6 million, or $0.09 per basic and diluted share in 2024.
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Non-GAAP net income was $516.0 million, or $9.84 per basic and $9.70 per diluted share, compared to $434.1 million, or $8.48 per basic and $8.12 per diluted share in 2024.
●
Weighted average basic and diluted shares outstanding for GAAP net income per share was 52.5 million and 53.2 million, respectively, compared to 51.2 million basic and 51.8 million diluted shares in 2024.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 52.5 million and 53.2 million, respectively, compared to 51.2 million and 53.4 million, respectively in 2024.

Balance Sheet and Cash Flow

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The company’s cash and cash equivalents, short-term, and long-term investments balance was $1.8 billion as of December 31, 2025.
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During the fourth quarter, the company generated $247.4 million of cash from operating cash flow, compared to $194.1 million during Q4'24.
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During the fourth quarter, the company generated $253.1 million of cash from non-GAAP operating cash flow and $209.4 million of non-GAAP free cash flow, compared to $198.6 million of cash from non-GAAP operating cash flow and $163.0 million of non-GAAP free cash flow during Q4'24.
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During 2025, the company generated $760.7 million of cash from operating cash flow, compared to $598.6 million during 2024.
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During 2025, the company generated $778.7 million of cash from non-GAAP operating cash flow and $594.9 million of non-GAAP free cash flow, compared to $615.6 million of cash from non-GAAP operating cash flow and $488.1 million of non-GAAP free cash flow during 2024.

Additional Recent Business Highlights

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Grew Customers to 288,706 at December 31, 2025, up 16% from December 31, 2024.
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Average Subscription Revenue Per Customer was $11,683 during the fourth quarter of 2025, up 3% on an as-reported basis compared to the fourth quarter of 2024.
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Calculated billings were $971.4 million in the fourth quarter of 2025, up 27% on an as-reported basis and 20% in constant currency compared to Q4'24.

“2025 was a transformative year for HubSpot, defined by the momentum of our agentic customer platform and clear acceleration upmarket,” said Yamini Rangan, Chief Executive Officer at HubSpot. “AI adoption gathered pace, as Breeze Customer Agent and Breeze Prospecting Agent delivered real outcomes for customers. At the same time, our upmarket business saw strong momentum, as large companies turned to HubSpot to drive AI innovation, consolidate tech stacks, and reduce their total cost of ownership. Heading into 2026, we're cementing our position as the leading agentic customer platform for scaling companies, building on our strength upmarket, and leading the new era of marketing with products and a playbook that drive growth. We're entering the year with focus and urgency, and I'm confident we're positioned to drive durable growth in the years ahead.”

Share Repurchase Program

On February 7, 2026, the company’s Board of Directors authorized a share repurchase program for the repurchase of shares of the company’s common stock, in an aggregate amount of up to $1.0 billion (the “2026 Share Repurchase Program”) over a period of up to 24 months. Repurchases under this program will be made in the open market, through privately negotiated transactions or other means, including pursuant to 10b5-1 plans, and in compliance with applicable securities laws and other requirements. The timing, manner, price, and amount of the 2026 Share Repurchase Program will be subject to the discretion of the Company’s management. The 2026 Share Repurchase Program does not obligate the Company to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without

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prior notice.

Business Outlook
Based on information available as of February 11, 2026, HubSpot is issuing guidance for the first quarter and full year of 2026 as indicated below.

First Quarter 2026:

•
Total revenue is expected to be in the range of $862.0 million to $863.0 million, up 21% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $144.0 million to $145.0 million, representing a 17% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $2.46 to $2.48. This assumes approximately 52.5 million weighted average diluted shares outstanding.

Full Year 2026:

•
Total revenue is expected to be in the range of $3.69 billion to $3.70 billion, up 18% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $736.0 million to $740.0 million, representing a 20% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $12.38 to $12.46. This assumes approximately 51.8 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, February 11, 2026 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2025 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the agentic customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 2,000 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

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Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2026 and our long-term financial framework; statements regarding our share repurchase program; statements regarding our positioning for future growth and market leadership; statements regarding the strength of our agentic customer platform; statements regarding the growth or maintenance of our upmarket business; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$882,242	$512,667
Short-term investments	821,552	1,556,828
Accounts receivable	419,146	334,829
Deferred commission expense	226,184	148,693
Prepaid expenses and other current assets	100,611	80,586
Total current assets	2,449,735	2,633,603
Long-term investments	136,662	154,212
Property and equipment, net	141,869	114,165
Capitalized software development costs, net	213,794	154,484
Right-of-use assets	200,821	216,230
Deferred commission expense, net of current portion	218,991	160,814
Other assets	165,602	115,254
Intangible assets, net	35,225	37,563
Goodwill	291,452	209,508
Total assets	3,854,151	3,795,833
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	24,764	3,649
Accrued compensation costs	99,195	67,442
Accrued commissions	132,003	102,043
Accrued expenses and other current liabilities	166,861	125,135
Operating lease liabilities	39,703	32,693
Convertible senior notes	—	458,184
Deferred revenue	1,004,945	784,253
Total current liabilities	1,467,471	1,573,399
Operating lease liabilities, net of current portion	222,602	254,539
Deferred revenue, net of current portion	8,495	3,969
Other long-term liabilities	89,339	55,640
Total liabilities	1,787,907	1,887,547
Stockholders’ equity:
Common stock	53	52
Treasury stock	2	—
Additional paid-in capital	2,814,843	2,713,697
Accumulated other comprehensive income (loss)	5,244	(5,654)
Accumulated deficit	(753,898)	(799,809)
Total stockholders’ equity	2,066,244	1,908,286
Total liabilities and stockholders’ equity	$3,854,151	$3,795,833

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Subscription	$828,980	$687,316	$3,063,917	$2,569,546
Professional services and other	17,766	15,856	67,349	57,997
Total revenue	846,746	703,172	3,131,266	2,627,543
Cost of revenues:
Subscription	121,411	89,505	445,336	336,878
Professional services and other	16,290	13,867	63,151	56,387
Total cost of revenues	137,701	103,372	508,487	393,265
Gross profit	709,045	599,800	2,622,779	2,234,278
Operating expenses:
Research and development	220,794	213,711	905,943	778,714
Sales and marketing	357,531	314,864	1,379,376	1,218,844
General and administrative	81,668	80,931	326,045	300,332
Restructuring	814	1,143	4,036	3,990
Total operating expenses	660,807	610,649	2,615,400	2,301,880
Income (loss) from operations	48,238	(10,849)	7,379	(67,602)
Other income (expense)
Interest income	13,112	21,829	66,218	82,706
Interest expense	—	(949)	(876)	(3,721)
Other income (expense)	303	2,913	(3,258)	17,294
Total other income	13,415	23,793	62,084	96,279
Income before income tax expense	61,653	12,944	69,463	28,677
Income tax expense	(7,227)	(8,009)	(23,552)	(24,049)
Net income	54,426	4,935	45,911	4,628
Net income per share, basic	$1.04	$0.10	$0.88	$0.09
Net income per share, diluted	$1.04	$0.09	$0.86	$0.09
Weighted average common shares used in computing basic net income per share:	52,457	51,657	52,455	51,178
Weighted average common shares used in computing diluted net income per share	52,547	52,242	53,194	51,819

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating Activities:
Net income	$54,426	$4,935	$45,911	$4,628
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	38,569	28,381	136,295	96,828
Stock-based compensation	132,399	134,388	528,153	504,770
Gain on strategic investments	(3,514)	(2,690)	(5,500)	(21,245)
Impairment of strategic investments	2,248	1,212	5,923	5,306
Provision for (benefit from) deferred income taxes	268	3,301	(2)	2,690
Amortization of debt discount and issuance costs	—	511	577	2,012
Accretion of bond discount	(7,046)	(14,982)	(40,468)	(51,676)
Unrealized currency translation	(3,857)	1,827	(5,692)	(1,550)
Changes in assets and liabilities
Accounts receivable	(99,813)	(62,241)	(64,003)	(48,428)
Prepaid expenses and other assets	3,149	4,191	(34,060)	(4,415)
Deferred commission expense	(43,879)	(35,262)	(117,032)	(96,687)
Right-of-use assets	6,573	5,836	25,894	32,297
Accounts payable	(1,132)	(6,026)	18,999	(4,577)
Accrued expenses and other liabilities	56,354	49,807	117,971	89,129
Operating lease liabilities	(9,823)	(8,966)	(36,124)	(41,521)
Deferred revenue	122,508	89,919	183,875	131,038
Net cash and cash equivalents provided by operating activities	247,430	194,141	760,717	598,599
Investing Activities:
Purchases of investments	(258,999)	(507,272)	(1,443,998)	(1,993,610)
Maturities of investments	351,450	503,046	2,237,387	1,658,601
Sale of investments	—	—	—	1,997
Purchases of property and equipment	(13,450)	(12,726)	(53,165)	(37,939)
Purchases of strategic investments	(4,936)	(3,972)	(32,683)	(15,538)
Purchases of intangible assets	5	(1,231)	(274)	(1,231)
Capitalization of software development costs	(30,269)	(22,915)	(130,624)	(89,636)
Business acquisitions, net of cash acquired	(16,137)	(40,438)	(87,608)	(40,438)
Proceeds from strategic investments	2,738	—	2,738	—
Proceeds from net working capital settlement	—	—	—	1,933
Net cash and cash equivalents provided by (used in) investing activities	30,402	(85,508)	491,773	(515,861)
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(3,397)	(4,172)	(21,573)	(21,949)
Repayment of 2025 Convertible Notes	—	(57)	(459,811)	(57)
Proceeds related to the issuance of common stock under stock plans	8,677	14,290	71,394	75,501
Repurchases of common stock	(14,746)	—	(500,019)	—
Net cash and cash equivalents (used in) provided by financing activities	(9,466)	10,061	(910,009)	53,495
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(476)	(16,087)	25,744	(11,553)
Net increase in cash, cash equivalents and restricted cash	267,890	102,607	368,225	124,680
Cash, cash equivalents and restricted cash, beginning of period	617,055	414,113	516,720	392,040
Cash, cash equivalents and restricted cash, end of period	$884,945	$516,720	$884,945	$516,720

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP operating income (loss)	$48,238	$(10,849)	$7,379	$(67,602)
Stock-based compensation	132,399	134,388	528,153	504,770
Amortization of acquired intangible assets	3,098	2,527	12,124	9,557
Acquisition related expense	6,457	5,863	30,209	9,496
Restructuring charges	814	1,143	4,036	3,990
Non-GAAP operating income	$191,006	$133,072	$581,901	$460,211

GAAP operating margin	5.7%	(1.5%)	0.2%	(2.6%)
Non-GAAP operating margin	22.6%	18.9%	18.6%	17.5%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$54,426	$4,935	$45,911	$4,628
Stock-based compensation	132,399	134,388	528,153	504,770
Acquisition related expense	6,457	5,863	30,209	9,496
Amortization of acquired intangibles assets	3,098	2,527	12,124	9,557
Restructuring charges	814	1,143	4,036	3,990
Non-cash interest expense for amortization of debt issuance costs	—	511	577	2,012
(Gain on) impairment of strategic investments, net	(1,266)	(1,307)	423	(15,854)
Income tax effects of non-GAAP items	(33,404)	(23,205)	(105,445)	(84,481)
Non-GAAP net income	$162,524	$124,855	$515,988	$434,118

Non-GAAP net income per share:
Basic	$3.10	$2.42	$9.84	$8.48
Diluted	$3.09	$2.32	$9.70	$8.12
Shares used in non-GAAP per share calculations
Basic	52,457	51,657	52,455	51,178
Diluted (1)	52,547	53,867	53,194	53,444

(1) The non-GAAP diluted share count includes shares related to our 2025 notes using the if converted method. The GAAP diluted share count in the three months and year ended December 31, 2024 excludes shares related to our 2025 notes using the if converted method because inclusion of those shares would be anti-dilutive.

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$121,411	$16,290	$220,794	$357,531	$81,668	$89,505	$13,867	$213,711	$314,864	$80,931
Stock -based compensation	(9,438)	(859)	(65,985)	(34,615)	(21,502)	(6,802)	(1,011)	(65,250)	(38,235)	(23,090)
Amortization of acquired intangible assets	(2,330)	(200)	(28)	(435)	(105)	(1,882)	(133)	—	(407)	(105)
Acquisition related expense	—	—	(5,663)	(92)	(702)	—	—	(3,908)	(83)	(1,872)
Non-GAAP expense	$109,643	$15,231	$149,118	$322,389	$59,359	$80,821	$12,723	$144,553	$276,139	$55,864

GAAP expense as a percentage of revenue	14.3%	1.9%	26.1%	42.2%	9.6%	12.7%	2.0%	30.4%	44.8%	11.5%
Non-GAAP expense as a percentage of revenue	12.9%	1.8%	17.6%	38.1%	7.0%	11.5%	1.8%	20.6%	39.3%	7.9%

	Year Ended December 31,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A

GAAP expense	$445,336	$63,151	$905,943	$1,379,376	$326,045	$336,878	$56,387	$778,714	$1,218,844	$300,332
Stock -based compensation	(34,591)	(3,972)	(261,747)	(139,346)	(88,497)	(23,613)	(4,339)	(243,164)	(145,778)	(87,876)
Amortization of acquired intangible assets	(9,070)	(800)	(66)	(1,768)	(420)	(7,525)	(133)	—	(1,479)	(420)
Acquisition related expense	—	—	(28,186)	(466)	(1,557)	—	—	(6,427)	(83)	(2,986)
Non-GAAP expense	$401,675	$58,379	$615,944	$1,237,796	$235,571	$305,740	$51,915	$529,123	$1,071,504	$209,050

GAAP expense as a percentage of revenue	14.2%	2.0%	28.9%	44.1%	10.4%	12.8%	2.1%	29.6%	46.4%	11.4%
Non-GAAP expense as a percentage of revenue	12.8%	1.9%	19.7%	39.5%	7.5%	11.6%	2.0%	20.1%	40.8%	8.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP subscription margin	$707,569	$597,811	$2,618,581	$2,232,668
Stock-based compensation	9,438	6,802	34,591	23,613
Amortization of acquired intangible assets	2,330	1,882	9,070	7,525
Non-GAAP subscription margin	$719,337	$606,495	$2,662,242	$2,263,806

GAAP subscription margin percentage	85.4%	87.0%	85.5%	86.9%
Non-GAAP subscription margin percentage	86.8%	88.2%	86.9%	88.1%

Reconciliation of free cash flow
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$247,430	$194,141	$760,717	$598,599
Purchases of property and equipment	(13,450)	(12,726)	(53,165)	(37,939)
Capitalization of software development costs	(30,269)	(22,915)	(130,624)	(89,636)
Payment of restructuring charges	5,710	4,490	17,988	17,027
Non-GAAP free cash flow	$209,421	$162,990	$594,916	$488,051
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$14,194	$2,056	$14,963	$2,262

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$247,430	$194,141	$760,717	$598,599
Payment of restructuring charges	5,710	4,490	17,988	17,027
Non-GAAP operating cash flow	$253,140	$198,631	$778,705	$615,626
Supplemental disclosures:
Holdback payments to key employees related to acquisitions(1)	$14,194	$2,056	$14,963	$2,262

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within operating expenses over the required service periods.

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Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2026	Year Ended December 31, 2026
GAAP operating income range	$26,135-$27,135	$147,212-$151,212
Stock-based compensation	108,731	556,772
Amortization of acquired intangible assets	3,192	12,411
Acquisition related expense	4,931	15,561
Restructuring charges	1,011	4,044
Non-GAAP operating income range	$144,000-$145,000	$736,000-$740,000

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2026	Year Ended December 31, 2026
GAAP net income range	$34,017-$35,194	$138,271-$142,977
Stock-based compensation	108,731	556,772
Amortization of acquired intangible assets	3,192	12,411
Acquisition related expense	4,931	15,561
Restructuring charges	1,011	4,044
Income tax effects of non-GAAP items	(22,782)-(22,959)	(85,259)-(85,965)
Non-GAAP net income range	$129,100-$130,100	$641,800-$645,800

GAAP net income per basic and diluted share	$0.65-$0.67	$2.67-$2.76
Non-GAAP net income per diluted share	$2.46-$2.48	$12.38-$12.46

Weighted average common shares used in computing GAAP basic net income per share:	52,419	51,791
Weighted average common shares used in computing GAAP and non-GAAP diluted net income per share:	52,492	51,842

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, interest expense for amortization of one-time upfront debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of

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software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, interest expense for the amortization of one-time upfront debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of

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acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income. Payments for acquisition related expenses are included in our non-GAAP operating cash flow and free cash flow.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this interest expense for one-time upfront issuance costs provides for a useful comparison of our operating results to prior periods and to our peer companies. The Notes matured in June 2025 and we do not expect more expense to be recognized.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $8-9 million. We also expect to make cash payments of approximately $27 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Beginning in 2026, we are updating our fixed long-term projected tax rate from 20% to 15% to reflect regulatory changes from the One Big Beautiful Bill that was signed into law on July 4, 2025. For comparative purposes, our non-GAAP net income and non-GAAP net income per share for the year-ended December 31, 2025 and each of the four quarters of 2025 are shown below as if we had adopted the 15% long-term projected tax rate in 2025.

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	Three months ended				Year ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Non-GAAP net income (1)	$101,901	$124,629	$149,025	$172,682	$548,237

Non-GAAP net income per share:
Basic (2)	$1.95	$2.37	$2.84	$3.29	$10.45
Diluted (3)	$1.89	$2.33	$2.83	$3.29	$10.31

(1) Non-GAAP net income was $95.9 million, $117.3 million, $140.3 million, and $162.5 million for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025, respectively, and $516.0 million for the year ended December 31, 2025.

(2) Non-GAAP basic net income per share was $1.84, $2.23, $2.67, and $3.10 for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025, respectively, and $9.84 for the year ended December 31, 2025.

(3) Non-GAAP diluted net income per share was $1.78, $2.19, $2.66, and $3.09 for the three months ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025, respectively, and $9.70 for the year ended December 31, 2025.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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